UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Staten Island Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE

	Contact:	Donald Fleming
Senior Vice President

For release at 4:30 p.m.
January 29, 2003	Contact #:	(718) 697-2813

ANNOUNCEMENT:      STATEN ISLAND BANCORP ANNOUNCES QUARTERLY CASH DIVIDEND

STATEN ISLAND, NEW YORK – (NYSE: SIB), Staten Island Bancorp, Inc. (the “Company”) announced today that its Board of Directors has declared a cash dividend of $0.14 per share on the Common Stock of the Company.  The dividend will be payable February 24, 2004 to the stockholders of record as of the close of business on February 9, 2004.

Staten Island Bancorp. Inc. is the holding company for SI Bank & Trust.  SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, and two full service branches in Brooklyn, New York; and 15 full service branches in New Jersey.  On December 31, 2003, Staten Island Bancorp had $7.5 billion in total assets and $605.5 million of total stockholders’ equity.

Statements contained in this release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Included in such forward-looking statements are statements regarding the proposed merger of the Company and Independence Community Bank Corp. (“Independence”).

Words such as “expect,” “feel,” “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company and Independence, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of the Company and Independence may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the growth opportunities and cost savings from the merger of the Company and Independence may not be fully realized or may take longer to realize than expected; (3) operating costs and business disruption following the completion of the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of either the Company or Independence may fail to approve the merger; (6) competitive factors which could affect net interest income and non-interest income, general economic conditions which could affect the volume of loan originations, deposit flows and real estate values; (7) the levels of non-interest income and the amount of loan losses as well as other factors discussed in the documents filed by the Company and Independence with the Securities and Exchange Commission (the “SEC”) from time to time. Neither the Company nor Independence undertakes any obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

This filing may be deemed to be solicitation material in respect of the proposed merger of the Company and Independence. In connection with the proposed transaction, a registration statement on Form S-4 has been filed with the SEC. STOCKHOLDERS OF THE COMPANY AND STOCKHOLDERS OF INDEPENDENCE ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final joint proxy statement/prospectus will be mailed to stockholders of the Company and stockholders of Independence. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov , from Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201, Attention: Investor Relations or from Staten Island Bancorp, Inc., 1535 Richmond Avenue, Staten Island, New York 10314, Attention: Investor Relations.

The Company and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2003 annual meeting of stockholders, which was filed with the SEC on April 7, 2003. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.